Exhibit 32

Written Statement of Co-Chief Executive Officers and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Co-Chief Executive Officers and the Chief Financial Officer of Grubb & Ellis Company (the “Company”), each hereby certifies that to his knowledge, on the date hereof:

(a)	the Form 10-K of the Company for the period ended June 30, 2004 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Maureen A. Ehrenberg
Maureen A. Ehrenberg
Executive Vice President acting in capacity of co-Chief Executive Officer September 28, 2004

/s/ Robert H. Osbrink
Robert H. Osbrink
Executive Vice President acting in capacity of co-Chief Executive Officer September 28, 2004

/s/ Brian D. Parker
Brian D. Parker
Chief Financial Officer and acting in capacity of co-Chief Executive Officer September 28, 2004